                                                                    Exhibit 99.1

                         FORM 3 JOINT FILER INFORMATION

Names of Joint Filers:

Champion River Ventures Limited
Prime Tech Global Limited
Mayspin Management Limited
Li Ka Shing

Address of Joint Filers:

c/o 7/F, Cheung Kong Center
2 Queen's Road Central
Hong Kong

Designated Filer:

Champion River Ventures Limited

Issuer and Ticker Symbol:

ChromaDex Corporation [CDXC]

Date of Event:

April 26, 2017

Signatures of Joint Filers:

Champion River Ventures Limited
  By: /s/ Pau Yee Wan Ezra
      --------------------
      Director

Prime Tech Global Limited
  By: /s/ Pau Yee Wan Ezra
      --------------------
      Director

Mayspin Management Limited
  By: /s/ Pau Yee Wan Ezra
      --------------------
      Director

/s/ Li Ka Shing
---------------
Li Ka Shing